UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  December 31, 2014
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(516) 997-4600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2014,  Vasomedical, Inc., through its wholly-owned subsidiary, Vaso Diagnostics, Inc. d/b/a VasoHealthcare, entered into an amendment of its sales representative agreement with GE Healthcare (“GEHC”) the healthcare business unit of GE, originally signed on May 19, 2010.

The amendment, effective January 1, 2015, extends the term of the original agreement, which began on July 1, 2010, to eight and one half years through December 31, 2018, subject to earlier termination under certain circumstances. The agreement was previously extended in 2012 from the original expiration date of June 30, 2013 to June 30, 2015.  Under the agreement, VasoHealthcare is the exclusive representative for the sale of select GE Healthcare diagnostic imaging products to specific market segments in the 48 contiguous states of the United States and the District of Columbia.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)            Exhibits.

Exhibit No.                      Description

99                      News release dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2015	VASOMEDICAL, INC. By: /s/ Michael J. Beecher Michael J. Beecher Chief Financial Officer